              As filed with the Securities and Exchange Commission
                              on  August 11, 1994


                                                  Registration No.________
==========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                             REGISTRATION STATEMENT
                                       on
                                    FORM S-8
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                               SYNTEX CORPORATION
              [Exact name of issuer as specified in its charter]

            Republic of Panama                         94-1566146
       (State or other jurisdiction                 (I.R.S. Employer
            of incorporation)                      Identification No.)

                                ---------------

                              3401 Hillview Avenue
                              Palo Alto, CA 94303
                    (Address of Principal Executive Offices)

                         Call-to-Action Incentive Plan
                              (Full title of Plan)

                                ---------------

                               Carol J. Gillespie
                               Syntex Corporation
                              3401 Hillview Avenue
                              Palo Alto, CA  94304
                                 (415) 855-5050
           (Name, address and telephone number of agent for service)


              Approximate date of commencement of proposed sales:
                   From time to time after the effective date
                         of the Registration Statement

                   Copies to:        Holtzmann, Wise & Shepard
                                     1271 Avenue of the Americas
                                     New York, New York  10020
                                     (212) 554-8000
                                     Attention:  George M. Duff, Jr., Esq.

                        CALCULATION OF REGISTRATION FEE



==========================================================================
                                 Proposed       Proposed
   Title of                      Maximum        Maximum
  Securities      Amount         Offering      Aggregate      Amount of
    to be          to be         Price Per      Offering     Registration
  Registered     Registered        Share         Price            Fee
- --------------------------------------------------------------------------
Common Stock,    1,352,000      $20.00         $27,040,000     $ 9,324.14
 par value $1     Shares
 per share

Common Stock,    50,000         $16.00         $800,000        $   275.86
 par value $1     Shares
 per share

Common Stock,    2,598,000      $18.125        $47,088,750     $16,237.46
 par value $1     Shares
 per share
                                                              ------------
   Total                                                      $25,837.46
==========================================================================

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS 1/

Item 1.    Plan Information.

Item 2.    Registrant Information and Employee Plan Annual Information


    ------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     The following documents which have heretofore been filed by Syntex Corporation (the "Company") (File No. 1-4269) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

     1. The Company's Annual Report on For 10-K for the fiscal year ended July 31, 1993.

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1993 and January 31, 1994.

     3. The description of the Company's Common Stock contained in a registration statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing such documents.


- ----------------
1/   This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.

Item 4.    Description of Securities.

               Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

           Article 11(e) of the Articles of Incorporation as amended of the Company provides as follows:

           "The Corporation shall and hereby does indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

           The Corporation shall and hereby does indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

           To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the two immediately preceding paragraphs, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

           Any indemnification under said two immediately preceding paragraphs (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

           Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

           The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

           The indemnification and advancement of expenses provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

           The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions herein.

           For the purposes of the foregoing eight paragraphs references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions herein with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity."

           Article 11(f) of the Articles of Incorporation as amended of the Company provides as follows:

           "(f) A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for dividends, distributions or stock repurchases in violation of the General Corporation Law of Panama, or (iv) for any transaction from which the director derived an improper personal benefit. Any subsequent repeal or modification of this paragraph (f) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

           The Company has an insurance policy covering the liability and expenses which might be incurred in connection with lawful indemnification of directors and officers of the Company and its subsidiaries for certain liabilities and expenses of such directors and officers for acts in those capacities. Such directors and officers are also insured against certain liabilities and expenses incurred for acts in such capacities and for which they are not entitled to indemnification by the Company.

Item 7.    Exemption from Registration Claimed.

               Not applicable.

Item 8.    Exhibits.

     Exhibit
     Number                    Description
     -------                   -----------
     4(a)           Articles of Incorporation and Articles of Amendment of the
                    Registrant as last amended December 13, 1991 (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended July 31, 1992)

     4(b) By-Laws of the Registrant as amended to date (Incoporated by reference to the Registrant's Quarterly Report on Form
                    10-Q for the quarter ended January 31, 1994)

     23(a)          Consent of Deloitte & Touche

     25             Power of Attorney (Contained on the signature page)

     28(a) Call-to-Action Incentive Plan (Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended July 31, 1993).


Note: An opinion of counsel as to the legality of the securities being registered is not included because original issuance securities will not be acquired. Neither an opinion of counsel concerning compliance with the requirements of ERISA nor an Internal Revenue Service (IRS) determination letter that the plan is qualified under
           Section 401 of the Internal Revenue Code is included because Syntex Corporation, the sponsor of the plan, will submit the plan and any amendments to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the plan.

Item 9.    Undertakings.

           (1)  The undersigned registrant hereby undertakes:

           (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

           (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    EXPERTS

           The consolidated financial statements of Syntex Corporation incorporated in this Registration Statement and related prospectus by reference to Syntex Corporation's Annual Report on Form 10-K for the fiscal year ended July 31, 1993, have been audited by Deloitte and Touche, independent auditors, as stated in their report incorporated by reference herein, and have been so incorporated in reliance on such report, given on the authority of said firm as experts in auditing and accounting.

                               POWER OF ATTORNEY

           Know all men by these presents, that each officer or director of Syntex Corporation whose signature appears below constitutes and appoints Neil Flanzraich and Carol Gillespie and each of them severally her/his true and lawful attorney-in-fact and agent, with full and several power of substitution, for her/him and in her/his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or she/he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her/his or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 3rd day of August, 1994.

                                            SYNTEX CORPORATION


                                           By  /s/ Paul E. Freiman
                                              ---------------------
                                              Paul E. Freiman
                                              Chairman of the Board

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 3rd day of August, 1994.

Signature                                               Title                                     Date
- ---------                                               -----                                     ----
 /s/ Paul E. Freiman                            Chairman of the Board                         August 3rd , 1994
- ----------------------                              and Director
 (Paul E. Freiman)                              (Principal Executive
                                                      Officer)

 /s/ Richard P. Powers                          Senior Vice President                         August 3rd , 1994
- ----------------------                          (Principal Financial
 (Richard P. Powers)                                  Officer)

 /s/ Fred Kurland                                Vice President and                           August 3rd , 1994
- ----------------------                               Controller
 (Fred Kurland)                                 (Principal Accounting
                                                      Officer)


 /s/ Marvyn Carton                                    Director                                August 3rd , 1994
- ----------------------
 (Marvyn Carton)

 /s/ Jerome Farmer                                    Director                                August 3rd , 1994
- ----------------------
 (Jerome Farmer)

 /s/ John H. Fried                                    Director                                August 3rd , 1994
- ----------------------
 (John H. Fried)

Signature                                               Title                                     Date
- ---------                                               -----                                     ----
/s/ Howard M. Holtzmann                               Director                                August 3rd , 1994
- -----------------------
 (Howard M. Holtzmann)


/s/ Julius R. Krevans                                 Director                                August 3rd , 1994
- ----------------------
 (Julius R. Krevans)


/s/ Dana G. Leavitt                                   Director                                August 3rd , 1994
- ----------------------
 (Dana G. Leavitt)


/s/ Charles A. Lynch                                  Director                                August 3rd , 1994
- ----------------------
 (Charles A. Lynch)


/s/ Leonard Marks Jr.                                 Director                                August 3rd , 1994
- ----------------------
 (Leonard Marks Jr.)


/s/ Robert S. Miller, Jr.                             Director                                August 3rd , 1994
- -------------------------
 (Robert S. Miller, Jr.)


/s/ George Rosenkranz                                 Director                                August 3rd , 1994
- ----------------------
 (George Rosenkranz)


/s/ Anthony M. Solomon                                Director                                August 3rd , 1994
- ----------------------
 (Anthony M. Solomon)


/s/ Miriam Stoppard                                   Director                                August 3rd , 1994
- ----------------------
 (Miriam Stoppard)


/s/ James N. Wilson                                   Director                                August 3rd , 1994
- ----------------------
 (James N. Wilson)

  ===========================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ----------------

                                    EXHIBITS

                                   filed with

                             Registration Statement

                                       On

                                    Form S-8

                                     Under

                           The Securities Act of 1933

                                ----------------


                               Syntex Corporation
               (Exact name of issuer as specified in its charter)





  ===========================================================================

                               Syntex Corporation

                                   -----------


Exhibit                                                                  Sequential
Number                  Description                                      Page Number
- -------                 -----------                                      -----------
4(a)             -      Articles of Incorporation and Articles
                        of Amendment of the Registrant as last
                        amended December 13, 1991 (Incorporated
                        by reference to the Registrant's Annual
                        Report on Form 10-K for the year
                        ended July 31, 1992)

4(b)             -      By-laws of the Registrant, as amended to
                        date. (Incorporated by reference to the
                        Registrant's Quarterly Report on Form 10-Q
                        for quarter ended January 31, 1994).


23(a)            -      Consent of Independent Accountants, Deloitte &
                        Touche                                                 13

25               -      Power of Attorney (included on the signature
                        page of this Registration Statement)                    8

28(a)            -      Call-to-Action Incentive Plan (Incorporated by
                        reference to the Registrant's Annual Report on
                        Form 10-K for the year ended July 31, 1993).